Exhibit 4.22

AMENDMENT TO Series G

20% ORIGINAL ISSUE DISCOUNT

Senior Secured PROMISSORY Note

This AMENDMENT TO SERIES G 20% ORIGINAL ISSUE DISCOUNT SENIOR SECURED PROMISSORY NOTE (this “Amendment”) dated as of July [__], 2018, and effective as of July 15, 2018 (the “Effective Date”) is entered into by Summit Semiconductor, Inc., a Delaware corporation (the “Company”), and [___] or its assigns (the “Holder”).

Recitals

WHEREAS, the Company and the Holder (collectively, the “Parties”) entered into that Subscription Agreement, dated April 20, 2018, as amended, modified or supplemented from time to time in accordance with its terms (the “Agreement”);

WHEREAS, pursuant to the Agreement, the Company issued the Holder that certain Series G 15% Original Issue Discount Senior Secured Promissory Note dated [___], 2018, due June 15, 2018, as amended, modified or supplemented from time to time in accordance with its terms (the “Note”);

WHEREAS, the Parties entered into that Amendment to Series G Transaction Documents, effective as of June 15, 2018, pursuant to which the Holder agreed to extend the maturity date of the Note from June 15, 2018 to July 15, 2018 (the “Maturity Date”) in consideration for the Company increasing the original issue discount with respect to the Note from 15% to 20% and issuing the Holder a warrant to purchase shares of the Company’s common stock;

WHEREAS, the Parties desire to extend the Maturity Date again and amend the terms of the Note to permit the Holder to convert the Note pursuant to the terms set forth below; and

WHEREAS, in consideration of the extended Maturity Date, the Company has agreed to issue to the Holder a common stock purchase warrant (the “Warrant”) to purchase [___] shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in substantially the form attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the Parties agree as follows:

Agreement

Section 1.          Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Agreement, the Note and all related transaction documents as set forth in the Agreement (the “Transaction Documents”).

Section 2.          Amendments to Note.

A.         The legend of the Note is hereby amended and restated in its entirety as follows:

“NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF CORPORATE COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

B.          Section 1 of the Note is hereby amended and restated in its entirety as follows:

“Section 1.          Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Subscription Agreement (as defined below) and (b) the following terms shall have the following meanings:

“Affiliates” shall mean, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Board of Directors” means the board of directors of the Company.

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“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company, provided that the foregoing shall not apply to acquisitions by the Holder or any of its Affiliates, (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than sixty-six percent (66%) of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than sixty-six percent (66%) of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one (1) time or within a three (3)-year period of more than one-half of the members of the Board of Directors which is not approved by at least one of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by one of the members of the Board of Directors who was a member on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Common Shares” means the shares of common stock, par value $0.0001 per share, of the Company, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred unit, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” means the price per Common Share at which this Note is convertible into Common Shares.

“Conversion Shares” means, collectively, the Common Shares issuable upon conversion of this Note in accordance with the terms hereof.

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“Event of Default” shall have the meaning set forth in Section 5(a).

“IPO” shall have the meaning set forth in Section 4(c).

“Mandatory Default Amount” means the payment of (i) 150% of the outstanding principal amount of this Note and (ii) accrued and unpaid interest hereon, in addition to the payment of all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 6(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Note Register” shall have the meaning set forth in Section 2(a).

“Organic Change” shall have the meaning set forth in Section 4(d).

“Original Issue Date” means the date of the first issuance of the Note, regardless of any transfers of the Note and regardless of the number of instruments which may be issued to evidence such Note.

“Person” shall mean any natural person, general or limited partnership, corporation, limited liability company, limited liability partnership, firm, association or organization, trust or other legal entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(e)(ii).

“Subscription Agreement” means the Subscription Agreement, dated on or about the date hereof, between the Company and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms.”

C.          The second paragraph of the Note is hereby amended and restated in its entirety as follows:

“FOR VALUE RECEIVED, the Company promises to pay to [___] or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $[___], together with interest, on July 25, 2018 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:”

D.          Wherever else the date “July 15, 2018” appears in the Note, it shall be replaced with “July 25, 2018”.

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E.          Wherever a reference to “Section 4” appears in the Note, it shall be replaced with “Section 5”.

F.          Wherever a reference to “Section 5” appears in the Note, it shall be replaced with “Section 6”.

G.          Section 4 of the Note is hereby added as follows:

“Section 4.          Conversion.

a)          Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole and not in part, into that number of Common Shares (or an equivalent thereof) as is equal to the quotient obtained by dividing (i) the aggregate principal amount of this Note (plus any accrued but unpaid interest) by (ii) the Conversion Price, at the option of the Holder, at any time and from time to time. The Conversion Price in effect on a Conversion Date (as defined below) in connection with the Company’s initial public offering (the “IPO”) shall be equal to the lesser of (A) (i) $4.50 or (B) (i) the highest price per Common Share sold in the IPO, multiplied by (ii) 40%; and on any other Conversion Date, the Conversion Price shall be $4.50. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall be required to physically surrender this Note to the Company. The Company may deliver an objection to any Notice of Conversion within two (2) Business Days of delivery of such Notice of Conversion.

b)          Mandatory Conversion. In the event that the Company completes an IPO, the aggregate principal amount of this Note (plus any accrued but unpaid interest) shall be converted, automatically and without any further action on the part of the Holder, the Company or any other Person, into that number of Common Shares (or an equivalent thereof) as is equal to the quotient obtained by dividing (i) the aggregate principal amount of this Note (plus any accrued but unpaid interest) by (ii) the Conversion Price.

c)          Conversion Price. The Conversion Price in effect on a Conversion Date in connection with the IPO shall be equal to the lesser of (A) (i) $4.50 or (B) (i) the highest price per Common Share sold in the IPO, multiplied by (ii) 40%; and on any other Conversion Date, the Conversion Price shall be $4.50. In the event that the Company (i) issued a dividend on Common Shares payable in Common Shares or any Common Share Equivalents (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding Common Shares into a larger number of Common Shares, (iii) combines (including by way of a reverse split) outstanding Common Shares into a smaller number of Common Shares or (iv) issues, in the event of a reclassification of Common Shares, any Common Shares of the Company, then the Conversion Price shall be adjusted by multiplying the Conversion Price by a fraction of which the numerator shall be the number of Common Shares outstanding immediately before such event, and of which the denominator shall be the number of Common Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of members entitled to receive such distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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d)          Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the issuance date of this Note there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions, or a reclassification, exchange or substitution of shares), or a merger or consolidation of the Company with or into another corporation where the holders of the Company’s outstanding voting securities prior to such merger or consolidation do not own over 50% of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the conversion price shall be made if necessary and provision shall be made if necessary (by adjustments of the conversion price or otherwise) so that, upon any subsequent conversion of this Note, the Holder shall have the right to receive, in lieu of Conversion Shares, the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from the Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of Section 4(a) with respect to the rights of the Holder after the Organic Change to the end that the provisions of Section 4(a) (including any adjustment in the conversion price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

e)          Mechanics of Conversion.

i.           Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price.

ii.          Delivery of Certificate Upon Conversion. The Company shall promptly deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares representing the number of Conversion Shares being acquired upon the conversion of this Note (the “Share Delivery Date”).

iii.         Failure to Deliver Certificates. If, in the case of a Notice of Conversion in connection with the IPO, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Share certificates issued to such Holder pursuant to the rescinded Notice of Conversion.

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iv.         Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 5 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v.          Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion at IPO. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Shares so purchased exceeds (y) the product of (1) the aggregate number of Common Shares that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Common Shares upon conversion of this Note as required pursuant to the terms hereof.

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vi.         Fractional Common Shares. No fractional Common Shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole Common Share.”

H.         Exhibit A attached hereto is hereby attached to the Note as Annex A and added immediately following the last page of the Note.

Section 3.          Issuance of Warrant to Holder. In consideration for Holder agreeing to extend the Maturity Date, the Company shall issue to the Holder the Warrant, in substantially the form attached hereto as Exhibit B.

Section 4.          Pricing of IPO. In the event that an IPO of the Company has not priced before July 25, 2018, and such failure to price the initial public offering results in the Company to be unable fulfill its obligations hereunder or causes the Holder to feel insecure about its position as a secured lender, then the Holder shall, between 8:00pm ET and 11:59pm ET on July 24, 2018, or any time thereafter provide notice to the Company of its intention to declare an Event of Default under the Note.

Section 5.          Ratifications; Inconsistent Provisions; Severability. Except as otherwise expressly provided herein the Note is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date, all references in the Note to “this Note”, as well as “hereto”, “hereof”, “hereunder” or words of like import referring to the Note, as applicable, shall mean the Note, as applicable and as amended by this Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Agreement, the Note or the other Transaction Documents, and this Amendment, the provisions of this Amendment shall control and be binding. In the event and to the extent that any provision of this Amendment shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provisions of this Amendment, all of which shall remain fully enforceable as set forth herein.

Section 6.          Acknowledgments. The Holder acknowledges and agrees that the Company is not in default under the Note or any of the related Transaction Documents. As such, this Amendment represents the compromise between the Parties and is not intended as an admission of any default, liability, fault, claim, wrongdoing, or the like of or by the Company. The Company explicitly denies any and all liability with regard to any potential claims that could be made by the Holder and the Holder acknowledges the foregoing.

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Section 7.          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment (irrespective of the place where it is executed and delivered) shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party hereto agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Amendment), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that such party is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each of the Parties hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If either of the Parties shall commence an action, suit or proceeding to enforce any provisions of the Amendment, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 8.          Cure of Default. All obligations under this Amendment shall be null and void in the event that any default hereunder is not reasonably cured in the timeframe called for under the Note and all amendments thereto or the Holder and the Company otherwise agree in writing to such other modifications or extensions.

Section 9.          Headings. The headings contained herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereto.

Section 10.        Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instruments and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other party. Facsimile, PFD, or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first written above by its respective officers thereunto duly authorized.

SUMMIT SEMICONDUCTOR, Inc.

By:
Name: Brett Moyer
Title: Chief Financial Officer

Acknowledged and Accepted as of the date first written above:

[___]

By:
Name:
Title:

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Exhibit A

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert the principal under the Series G 20% Original Issue Discount Senior Secured Promissory Note due July 25, 2018 of Summit Semiconductor, Inc., a Delaware corporation (the “Company”), into shares of common stock, par value $0.0001 per share, of the Company (the “Common Shares”) according to the conditions hereof, as of the date written below. If Common Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations: ______________________________________________________________________

Date to Effect Conversion: _____________________________________________________________________

Principal Amount of Note to be Converted: ________________________________________________________

Number of Shares of Common Stock to be issued: ___________________________________________________

Cash to be paid to Holder: ______________________________________________________________________

Signature: ___________________________________________________________________________________

Name: ______________________________________________________________________________________

Address for Delivery of Common Stock Certificates: __________________________________________________

Or

DWAC Instructions: ___________________________________________________________________________

Broker No: ___________________________________________________________________________________

Account No: _________________________________________________________________________________

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EXHIBIT B

Form of Warrant

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